SANGUINETTI ENGINEERING LTD.

422 – 470 Granville Street Vancouver, B.C. V6C 1V5 Phone/Fax (604) 662-3161

CONSENT OF ENGINEER

I hereby consent to the inclusion and reference of statements made by me regarding the Labrador Property of Evolving Gold Corp. in the Amendment No. 5 to Form 20-F Registration Statement dated June 29, 2005 to be filed by Evolving Gold Corp. with the United States Securities and Exchange Commission.

Dated the 29th day of June, 2005

/s/ Michael H. Sanguinetti

___________________________________

Michael H. Sanguinetti

Professional Engineer